Exhibit 23
Consent of Independent Accountants

Ford Motor Company
The American Road
Dearborn, Michigan

Re:  Ford Motor Company Registration Statement
     Nos. 33-58255, 33-54737, 33-54283, 33-50238, 33-36043, 33-19036
     and 2-95018 on Form S-8

     We consent to the incorporation by reference in the above Registration Statements of our report dated June 2, 1995 to the Board of Directors of Ford Motor Company with respect to the financial statements of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees at December 31, 1994 and 1993 and for the year ended December 31, 1994, which is included in this Annual Report on Form 11-K.

/s/ COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
June 19, 1995